Exhibit 99.1

DBV Technologies Announces €166.7 Million in Gross Proceeds Following the Full Exercise of the ABSA Warrants and BS Warrants Issued on its March 2025 Financing

The Company is sufficiently funded to support operations and commercial preparedness, including infrastructure buildup, to launch the VIASKIN® Peanut patch in children 4 to 7 years old in the U.S., if approved.

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Capital Market: DBVT) (the “Company”), a late-stage biopharmaceutical company, today announced a supplementary financing of €166.7 Million (the “Exercise”) resulting from the full exercise of (i) 34,090,004 warrants attached to new ordinary shares issued by the Company on April 7, 2025 at an exercise price of €1.5939 (the “ABSA Warrants”) resulting in the issuance of 59,657,507 new ordinary shares of the Company (the “New Shares”) and (ii) 71,005,656 warrants issued by the Company on April 7, 2025 at an exercise price of €1.5764 (the “BS Warrants”) resulting in the issuance of 71,005,656 pre-funded warrants (the “Second Pre-Funded Warrants”), allowing its holders to subscribe for an aggregate of up to 124,259,898 new shares.

Reminder of the main characteristics of the financing

The Company reminds that the financing consisted of the issuance through an offering reserved to categories of persons satisfying determined characteristics1 pursuant to the 24th resolution of the general meeting of shareholders of May 16, 2024, of:

•	34,090,004 new shares at a par value of €0.10 each with ABSA Warrants attached; and

•

71,005,656 units (the “PFW-BS-PFW”), each PFW-BS-PFW consisting of one pre-funded warrant to subscribe for one share of the Company (the “First Pre-Funded Warrants”) and one BS Warrant to subscribe to one Second Pre-Funded Warrant.

For further details on the financing, please refer to the press release published by the Company on March 27, 2025. 2

1 (i) natural person or legal entity, including company, trust, investment fund or other investment vehicle, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign company, institutions or entities of any form, carrying out a significant portion of its business in the pharmaceutical, chemical, medical devices or technology sectors or conducting research in these areas; and/or (iii) French or foreign investment service provider, or any foreign establishment with equivalent status, likely to guarantee the completion of an issue intended to be placed with the persons referred to in (i) and/or (ii) above or in connection with the implementation of an equity or bond financing line and, in this context, to subscribe for the securities issued.

2 https://dbv-technologies.com/press_releases/dbv-technologies-announces-financing-of-up-to-306-9-million-e284-5-million-to-advance-viaskin-

peanut-patch-through-biologics-license-application-submission-and-u-s-commercial-launch-if-appr/

The terms of the financing provided that the ABSA Warrants and the BS Warrants were exercisable from their respective date of issue until the earlier of (i) April 7, 2027 and (ii) 30 days following the publication by the Company of a press release announcing that the ongoing VITESSE trial of the VIASKIN® Peanut patch in 4-7 years old met the primary endpoint defined in the VITESSE study protocol (the “VITESSE Topline Results”).

Following the announcement of the positive VITESSE Topline Results on December 16, 20253, the ABSA Warrants and BS Warrants were exercisable until January 15, 2026.

As all ABSA Warrants and BS Warrants were exercised, no ABSA Warrant or BS Warrant remain outstanding.

The exercise of the ABSA Warrants resulted in the issuance of 59,657,507 New Shares.

The exercise of the BS Warrants resulted in the issuance of 71,005,656 Second Pre-Funded Warrants, which may give access to a maximum of 124,259,898 new ordinary shares of the Company (the “Second PFW Shares”) if all Second Pre-Funded Warrants are exercised.

It is reminded that the exercise of one Second Pre-Funded Warrant will give the right to subscribe to one point seventy five (1.75) new ordinary share of the Company, at an aggregate price of €1.5939 per Second Pre-Funded Warrant, it being specified that as the exercise price has been prefunded on the date of issue of the Second Pre-Funded Warrants up to €1.5764, only the balance (corresponding to an amount equal to €0.0175 per Second Pre-Funded Warrant) will have to be paid upon the date on which the Second Pre-Funded Warrants are exercised.

In addition, as of today, it is reminded that 35,153,512 First Pre-Funded Warrants and 67 924 456 Second Pre-Funded Warrants are outstanding and may give access to a total of 154,021,310 new ordinary shares if all the outstanding Pre-Funded Warrants are exercised.

The Company reminds that the financing was not subject to a prospectus requiring an approval of the French Financial Markets Authority (Autorité des Marchés Financiers) (the “AMF”). In accordance with Article 1(5) (ba) of the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017, as amended (the “Prospectus Regulation”), the Company has filed with the AMF a document containing the information set out in Appendix IX of the Prospectus Regulation, copies of which are available free of charge on the Company’s website (www.dbv-technologies.com).

3 https://dbv-technologies.com/press_releases/dbv-technologies-announces-positive-topline-results-from-phase-3-vitesse-trial-of-viaskin-peanut-patch-

in-peanut-allergic-children-aged-4-7-years/

Use of Proceeds

The aggregate gross proceeds from the Exercise are €166.7 million. If all of the outstanding First Pre-Funded Warrants and Second Pre-Funded Warrants are exercised, the aggregate gross proceeds are estimated to be approximately €168.2 million, allowing for a total financing of €284.5 million (as indicated in the press release published by the Company on March 27, 2025).

The proceeds from the Exercise, together with existing cash and cash equivalents, will be mainly used (i) for working capital and general corporate purposes, (ii) to finance the preparation and submission of a potential Biologics License Application (BLA) and (iii) to finance the launch of VIASKIN® Peanut for children aged 4-7 years in the U.S., if approved.

Working Capital Statement

Based on its current operations, plans and assumptions, the Company estimates that its existing cash and cash equivalents, including the proceeds from the Exercise, should enable the Company to finance its operations for at least the next 12 months, including through the anticipated launch of the VIASKIN® Peanut patch for children aged 4 to 7 years old in the U.S., if approved, and that, as of the date of this press release, there is no substantial doubt about the Company’s ability to continue as a going concern.

These estimates are based on the Company’s current business plan and excludes any additional expenditures related to other programs than the VIASKIN® Peanut or resulting from the potential in licensing or acquisition of additional product candidates or technologies, or any associated development the Company may pursue. The Company may have based these estimates on assumptions that are incorrect, and the Company may end up using its resources sooner than anticipated.

Admission to Trading of the New Shares

The Company’s shares are all of the same class, with a par value of €0.10. The New Shares will be admitted to trading on Euronext Paris (compartment B), on the same listing line as the existing shares, under the same ISIN code FR0010417345 and the symbol “DBV”.

Impact of the Issue of the New Shares on Shareholders’ Equity and on the Share Capital

On an indicative basis, the impact of the issue of the New Shares on (i) the share of the Company’s consolidated shareholder’s equity per share and (ii) the ownership interest of a shareholder holding 1.00% of the Company’s share capital prior to the issue of the New Shares (calculation based on shareholders’ equity on September 30, 2025) and the number of the Company’s shares as of the date of this press release (exclusive of treasury shares) is as follows:

	Ownership interest (in %)		Share of equity per share (in euros)
	On a non- diluted basis	On a diluted basis(1)	On a non- diluted basis	On a diluted basis(1)
Prior to the issue of 59,657,507 New Shares	1,00%	0,53%	0,22	0,63
Following the issue of 59,657,507 New Shares	0,78%	0,46%	0,37	0,67

(1)   The calculations are based on the assumption of the exercise of all the warrants, free shares and stock options outstanding as of the date of this press release, giving access to a maximum of 456,494,439 shares.

Evolution of the Shareholding Structure in Connection with the Issue of the New Shares

To the Company’s best knowledge, the shareholding structure of the Company before the issue of the New Shares:

	Shareholders (non-diluted)		Shareholders (diluted)
Shareholders	Number of shares and voting rights	% of share capital and voting rights*	Number of shares and voting rights	% of share capital and voting rights*
Baker Brothers Investments	23 468 163	11.08%	111 672 958	24.46%
Suvretta	17 910 221	8.45%	56 822 964	12.45%
Artisan Partners, L.P.	16 788 000	7.92%	16 788 000	3.68%
Invus	15 349 000	7.24%	15 349 000	3.36%
Bpifrance Participations S.A.	10 898 600	5.14%	17 455 381	3.82%
Shares held by the Company*	58 701	0.03%	58 701	0.01%
Management(1)	160 704	0.08%	9 774 512	2.14%
Others	127 245 969	60.06%	228 572 923	50.07%
Total	211 879 358	100.00%	456 494 439	100.00%

* Given the low percentage of treasury shares without voting rights, there is no significant difference between the theoretical percentage of voting rights and the actual percentage of voting rights.

(1) Shares held by the members of the Executive Committee.

To the Company’s best knowledge, the shareholding structure of the Company following the issue of the New Shares:

	Shareholders (non-diluted)		Shareholders (diluted)
Shareholders	Number of shares and voting rights	% of share capital and voting rights*	Number of shares and voting rights	% of share capital and voting rights*
Baker Brothers Investments	23 468 163	8.64%	111 672 958	24.46%
Janus Henderson	20 469 392	7.54%	34 115 343	7.47%
Suvretta	18 524 700	6.82%	57 437 443	12.58%
Artisan Partners, L.P.	16 788 000	6.18%	16 788 000	3.68%
Invus	15 349 000	5.65%	15 349 000	3.36%
Adage	14 189 095	5.23%	22 872 882	5.01%
MPM	14 331 059	5.28%	32 021 424	7.01%
Shares held by the Company*	58 701	0.02%	58 701	0.01%
Management(1)	160 704	0.06%	9 774 512	2.14%
Others	148 198 051	54.58%	156 404 176	34.26%
Total	271 536 865	100.00%	456 494 439	100.00%

* Given the low percentage of treasury shares without voting rights, there is no significant difference between the theoretical percentage of voting rights and the actual percentage of voting rights.

(1) Shares held by the members of the Executive Committee.

About DBV Technologies

DBV Technologies is a late-stage biopharmaceutical company developing treatment options for food allergies and other immunologic conditions with significant unmet medical need. DBV Technologies is currently focused on investigating the use of its proprietary VIASKIN® patch technology to address food allergies, which are caused by a hypersensitive immune reaction and characterized by a range of symptoms varying in severity from mild to life-threatening anaphylaxis. Millions of people live with food allergies, including young children. Through epicutaneous immunotherapy (EPIT), the VIASKIN® patch is designed to introduce microgram amounts of a biologically active compound to the immune system through intact skin. EPIT is a new class of non-invasive treatment that seeks to modify an individual’s underlying allergy by re-educating the immune system to become desensitized to allergen by leveraging the skin’s immune tolerizing properties. DBV Technologies is committed to transforming the care of food allergic people. The Company’s food allergy programs include ongoing clinical trials of VIASKIN Peanut in peanut allergic toddlers (1 through 3 years of age) and children (4 through 7 years of age).

DBV Technologies is headquartered in Châtillon, France, with North American operations in Warren, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing five ordinary shares) are traded on the Nasdaq Capital Market (DBVT – CUSIP: 23306J309).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. These statements include, but are not limited to, statements about the Company’s financial condition, forecast of its cash runway, and financing plans, the potential exercise by investors of the First Pre-Funded Warrants and the Second Pre-Funded Warrants, the Company’s business strategy and goals, forecasts and estimates with respect to the Company’s planned and ongoing clinical trials, including the design, duration, timing, and costs for those trials, and the results and timing thereof and regulatory matters with respect thereto, clinical trial data releases and publications, the information, insights and impacts that may be gathered from clinical trials, the potential regulatory submissions, regulatory approval, launch and commercialization of the Company’s product candidates. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, the Company’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include the Company’s ability to obtain necessary financing, uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, and the Company’s ability to successfully execute on its budget discipline measures. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in the Company’s regulatory filings with the AMF, the Company’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including in future filings and reports made with the AMF and SEC by the Company. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, the Company undertakes no obligation to update or revise the information contained in this press release.

The Company reminds that the going concern assessment is made as of the date of this press release based on management’s current assumptions. In accordance with U.S. GAAP, IFRS, SEC and AMF rules, the Company will update its going-concern evaluation as of the issuance of its Annual Report on Form 10-K and the universal registration document.

VIASKIN is a registered trademark of DBV Technologies.

Investor Relations Contact

Jonathan Neely

DBV Technologies

jonathan.neely@dbv-technologies.com

Media Contact

Brett Whelan

DBV Technologies

brett.whelan@dbv-technologies.com